Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	16	1,887	188,643		32,293	50,293	79,053	26,482	522
Seniors Housing Triple-net	23	430	29,097		—	2,190	19,103	7,525	279
Outpatient Medical	19	202	12,904,468	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	34	381	45,912		—	45	997	—	44,870
Total	20	2,900

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	4Q24 NOI	4Q25 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	875	$389,654	$469,183	20.4%	1,649	$2,855,092	68.6%
Seniors Housing Triple-net	247	73,252	75,170	2.6%	425	612,740	14.7%
Outpatient Medical	104	23,223	23,778	2.4%	112	116,192	2.8%
Long-Term/Post-Acute Care	184	73,310	75,210	2.6%	348	576,064	13.9%
Total	1,410	$559,439	$643,341	15.0%	2,534	$4,160,088	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	88.9%	n/a	n/a	93.2%	0.7%	0.2%	5.9%
Seniors Housing Triple-net	85.3%	1.19	1.40	87.9%	2.4%	0.2%	9.5%
Outpatient Medical	95.5%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care	86.9%	1.53	1.91	24.2%	48.7%	27.1%	—%
Total		1.35	1.64	88.6%	3.9%	2.0%	5.4%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 17 and 18 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 17 for reconciliation.
(5) Data as of December 31, 2025 for Seniors Housing Operating and Outpatient Medical and September 30, 2025 for the remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Barchester	261	$217,296	$265,944	$—	$—	$483,240	11.6%
Cogir Management Corporation	182	338,244	—	—	—	338,244	8.1%
Care UK	168	245,768	—	—	—	245,768	5.9%
Sunrise Senior Living	85	230,936	—	—	—	230,936	5.6%
Avir Health Group	130	—	—	—	210,100	210,100	5.1%
Oakmont Management Group	69	178,696	—	—	—	178,696	4.3%
Avery Healthcare	95	99,104	77,352	—	—	176,456	4.2%
StoryPoint Senior Living	109	167,564	—	—	—	167,564	4.0%
HC One Ltd	215	131,512	—	—	—	131,512	3.2%
Sagora Senior Living	73	116,264	—	—	—	116,264	2.8%
Remaining	1,147	1,129,708	269,444	116,192	365,964	1,881,308	45.2%
Total	2,534	$2,855,092	$612,740	$116,192	$576,064	$4,160,088	100.0%

By Country:
United States	1,611	$1,883,928	$233,268	$116,192	$569,464	$2,802,852	67.4%
United Kingdom	786	717,748	376,264	—	—	1,094,012	26.3%
Canada	137	253,416	3,208	—	6,600	263,224	6.3%
Total	2,534	$2,855,092	$612,740	$116,192	$576,064	$4,160,088	100.0%

By MSA:
Greater London	143	$182,044	$81,816	$—	$—	$263,860	6.3%
Los Angeles	52	127,100	21,328	564	2,640	151,632	3.6%
New York / New Jersey	70	97,988	20,196	12,088	16,128	146,400	3.5%
Dallas	80	97,044	936	2,160	30,568	130,708	3.1%
Houston	54	26,936	—	73,340	19,992	120,268	2.9%
Montréal	26	84,604	—	—	—	84,604	2.0%
Washington D.C.	32	62,740	6,288	—	13,408	82,436	2.0%
Boston	26	68,548	11,888	184	—	80,620	1.9%
San Francisco	23	57,004	11,164	—	2,492	70,660	1.7%
Chicago	34	54,312	7,192	—	—	61,504	1.5%
Philadelphia	36	31,464	5,232	376	13,628	50,700	1.2%
Tampa	31	14,256	2,448	928	26,952	44,584	1.1%
Seattle	28	40,940	1,268	244	1,964	44,416	1.1%
Raleigh	11	11,156	31,352	—	—	42,508	1.0%
Charlotte	23	20,332	10,328	10,548	—	41,208	1.0%
San Antonio	19	24,564	920	488	15,208	41,180	1.0%
San Diego	14	29,984	7,532	—	3,212	40,728	1.0%
Cleveland	24	33,352	2,460	—	3,912	39,724	1.0%
Pittsburgh	21	21,700	5,416	2,452	5,812	35,380	0.9%
Minneapolis	21	34,148	—	548	—	34,696	0.8%
Remaining	1,766	1,734,876	384,976	12,272	420,148	2,552,272	61.4%
Total	2,534	$2,855,092	$612,740	$116,192	$576,064	$4,160,088	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)

Seniors Housing Operating

Total Portfolio Performance(1)	4Q24	1Q25	2Q25	3Q25	4Q25
Properties	1,085	1,113	1,171	1,199	1,659
Units	118,818	124,742	129,758	131,792	160,218
Total occupancy	84.8%	85.1%	85.6%	86.9%	87.4%
Total revenues	$1,808,025	$1,901,227	$2,007,567	$2,109,690	$2,607,559
Operating expenses	1,366,423	1,410,579	1,464,457	1,530,131	1,902,889
NOI	$441,602	$490,648	$543,110	$579,559	$704,670
NOI margin	24.4%	25.8%	27.1%	27.5%	27.0%
Recurring cap-ex	$75,822	$68,359	$63,937	$78,803	$116,560
Other cap-ex	$188,301	$135,045	$118,646	$131,668	$166,439

Same Store Performance(2)	4Q24	1Q25	2Q25	3Q25	4Q25
Properties	875	875	875	875	875
Units	98,967	98,950	98,944	98,943	98,944
Occupancy	85.5%	86.2%	87.3%	88.6%	89.5%
Same store revenues	$1,429,732	$1,471,911	$1,504,244	$1,542,552	$1,566,559
Compensation	611,804	615,699	623,755	636,087	648,384
Utilities	62,769	71,222	59,911	69,320	65,421
Food	60,347	57,375	59,493	60,826	63,139
Repairs and maintenance	38,830	39,088	39,604	42,720	41,957
Property taxes	44,402	49,249	49,473	49,751	46,780
All other	221,926	218,172	224,307	225,227	231,695
Same store operating expenses	1,040,078	1,050,805	1,056,543	1,083,931	1,097,376
Same store NOI	$389,654	$421,106	$447,701	$458,621	$469,183
Same store NOI margin %	27.3%	28.6%	29.8%	29.7%	30.0%
Year over year NOI growth rate					20.4%
Year over year revenue growth rate					9.6%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	4Q25 NOI	% of Total
Cogir Management Corporation	182	27,604	94.0%	Greater London	$51,536	7.3%
Care UK	168	10,751	100.0%	Southern California	47,805	6.8%
Sunrise Senior Living	85	7,751	91.5%	Northern California	34,649	4.9%
Barchester	111	6,811	100.0%	Dallas	24,631	3.5%
Oakmont Management Group	69	6,911	100.0%	New York / New Jersey	24,367	3.5%
StoryPoint Senior Living	109	11,079	94.7%	Montreal	21,269	3.0%
HC One Ltd	215	12,336	100.0%	Washington D.C.	18,279	2.6%
Sagora Senior Living	73	8,476	100.0%	Boston	17,049	2.4%
Legend Senior Living	59	5,060	87.7%	Chicago	13,604	1.9%
Avery Healthcare	45	3,386	94.8%	Seattle	10,591	1.5%
Belmont Village	21	2,803	95.0%	Top markets	41,244	5.8%
Discovery Senior Living	75	6,011	57.7%	All other	663,426	94.2%
Quality Senior Living	38	4,222	87.4%	Total	$704,670	100.0%
Axis Residential	29	4,639	100.0%
Remaining	370	41,951
Total	1,649	159,791
Notes:
(1) Properties, units, occupancy and cap-ex exclude land parcels, properties under development/redevelopment, leased properties and nonoperational properties.
(2) See pages 17 and 18 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended December 31, 2025. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 17 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.2%	0.1%	0.3%	8	3	0.2%	0.1%	0.3%	8	3
.85x-.95x	—%	—%	—%	—	—	—%	—%	—%	—	—
.95x-1.05x	—%	—%	—%	—	—	0.4%	3.4%	3.8%	12	3
1.05x-1.15x	—%	—%	—%	—	—	0.6%	—%	0.6%	8	3
1.15x-1.25x	0.3%	—%	0.3%	5	1	4.6%	0.3%	4.9%	8	6
1.25x-1.35x	1.0%	1.3%	2.3%	9	3	1.1%	0.6%	1.7%	6	2
>1.35	5.7%	4.8%	10.5%	10	22	0.3%	1.8%	2.1%	14	12
Total	7.2%	6.2%	13.4%	10	29	7.2%	6.2%	13.4%	10	29

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2026	$3,244	$2,581	$9,282	$75,751	$90,858	6.0%
2027	—	1,898	1,287	66,989	70,174	4.6%
2028	—	3,816	6,669	2,522	13,007	0.9%
2029	1,115	5,317	—	4,297	10,729	0.7%
2030	12,525	6,363	30,222	183	49,293	3.2%
2031	6,752	4,991	4,630	216	16,589	1.1%
2032	97,170	3,159	54,172	356	154,857	10.2%
2033	63,400	959	1,070	—	65,429	4.3%
2034	433	4,127	—	274	4,834	0.3%
2035	36,868	4,212	15,007	840	56,927	3.7%
Thereafter	381,817	80,999	450,735	75,408	988,959	65.0%
	$603,324	$118,422	$573,074	$226,836	$1,521,656	100.0%

Weighted Avg Maturity Years	15	12	16	8	14

Notes:
(1) Represents trailing twelve month coverage metrics as of September 30, 2025 for stable portfolio only. Agreements included represent 47% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 17 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Interest income represents the annualized contractual rate of interest for loans, net of collectability reserves, if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	4Q24	1Q25	2Q25	3Q25	4Q25
Properties	429	433	434	437	194
Square feet	21,430,682	21,775,061	21,914,499	22,073,485	8,801,545
Occupancy	94.3%	94.5%	94.4%	94.2%	95.5%
Total revenues	$205,361	$214,693	$215,718	$219,238	$148,862
Operating expenses	61,392	66,804	65,197	65,851	45,000
NOI	$143,969	$147,889	$150,521	$153,387	$103,862
NOI margin	70.1%	68.9%	69.8%	70.0%	69.8%
Revenues per square foot	$38.33	$39.44	$39.37	$39.73	$67.65
NOI per square foot	$26.87	$27.17	$27.47	$27.80	$47.20
Recurring cap-ex	$11,029	$6,191	$13,221	$19,324	$4,298
Other cap-ex	$16,756	$9,742	$9,297	$14,051	$1,963

Same Store Performance(2)	4Q24	1Q25	2Q25	3Q25	4Q25
Properties	104	104	104	104	104
Occupancy	97.3%	97.2%	97.5%	97.6%	97.5%
Same store revenues	$27,460	$27,443	$27,732	$26,071	$27,459
Same store operating expenses	4,237	4,186	4,104	2,489	3,681
Same store NOI	$23,223	$23,257	$23,628	$23,582	$23,778
NOI margin	84.6%	84.7%	85.2%	90.5%	86.6%
Year over year NOI growth rate					2.4%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$73,348	61.9%	Health system affiliated properties as % of NOI(3)	99.6%
UnitedHealth	15,356	13.0%	Health system affiliated tenants as % of rental income(3)	91.6%
Atrium Health	10,456	8.8%	Investment grade tenants as % of rental income(3)	91.0%
Normal Regional Health	1,333	1.1%	Retention (trailing twelve months)(3)	85.8%
Community Health Systems	1,243	1.0%	Average remaining lease term (years)(3)	11.8
Remaining portfolio	16,686	14.2%	Average building size (square feet)(3)	70,997
Total	$118,422	100.0%	Average age (years)	19

Expirations(3)	2026	2027	2028	2029	2030	Thereafter
Occupied square feet	103,031	73,139	143,266	198,607	272,024	3,232,891
% of occupied square feet	2.6%	1.8%	3.6%	4.9%	6.8%	80.3%

Notes:
(1) Properties, square feet, occupancy and cap-ex exclude land parcels, properties under development/redevelopment and nonoperational properties. Per square foot amounts are annualized.
(2) Includes 104 same store properties representing 3,434,064 square feet. See pages 17 and 18 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non-cash income. Retention includes month-to-month tenants retained.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2021	2022	2023	2024	1Q25	2Q25	3Q25	4Q25	21-25 Total
Count	35	27	52	54	26	16	18	30	276
Total	$4,101,534	$2,785,739	$4,222,706	$5,287,140	$2,612,747	$978,896	$1,351,102	$12,623,382	$35,314,348
Low	5,000	6,485	2,950	970	13,358	4,825	13,200	7,725	970
Median	45,157	66,074	65,134	39,863	54,794	50,994	38,440	72,835	51,850
High	1,576,642	389,149	644,443	936,814	990,908	296,300	397,335	6,644,176	6,644,176

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
October	$12,191,703	7.4%	$44,353	0.3%	$3,230,100	8.4%
November	666,949	7.5%	11,111	(5.8)%	2,343,845	6.0%
December	951,139	7.2%	117,655	0.2%	1,881,397	6.4%
Total	$13,809,791	7.4%	$173,119	(0.2)%	$7,455,342	7.1%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions and excludes in substance real estate investments.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Fourth Quarter 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	553	35,582	units	$239,760	$8,531,155
Seniors Housing Triple-net	156	9,962	units	324,775	3,235,410
Long-Term/Post-Acute Care	44	4,584	beds	188,647	864,756
Loan funding					1,178,470
Total acquisitions and loan funding(2)	753				13,809,791	7.4%

Development Funding(3)
Development projects:
Seniors Housing Operating	47	5,018	units		100,066
Outpatient Medical	—	—	sf		9,648
Total development projects	47				109,714
Redevelopment and expansion projects:
Seniors Housing Operating	1	28	units		2,221

Total development funding	48				111,935	9.8%

Total gross investments					13,921,726	7.8%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	5	224	units	60,462	13,543
Seniors Housing Triple-net	15	564	units	123,404	69,600
Outpatient Medical	244	13,586,796	sf	381	5,175,887
Long-Term/Post-Acute Care	39	4,971	beds	168,220	836,222
Loan repayments					1,360,090
Total dispositions and loan repayments(5)	303				7,455,342	7.1%

Net investments (dispositions)					$6,466,384

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2025
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	681	53,327	units	$207,215	$11,050,144
Seniors Housing Triple-net	173	11,103	units	320,892	3,562,864
Outpatient Medical	1	46,835	sf	484	22,691
Long-Term/Post-Acute Care	160	18,934	beds	155,190	2,938,367
Loan funding					1,702,500
Total acquisitions and loan funding(2)	1,015				19,276,566	7.4%

Development Funding(3)
Development projects:
Seniors Housing Operating	58	7,432	units		358,422
Outpatient Medical	7	439,205	sf		94,926
Total development projects	65				453,348
Redevelopment and expansion projects:
Seniors Housing Operating	2	427	units		8,385
Outpatient Medical	—	—	sf		1,305
Total redevelopment and expansion projects	2				9,690

Total development funding	67				463,038	8.1%

Total gross investments					19,739,604	7.4%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	24	3,884	units	55,984	217,443
Seniors Housing Triple-net	20	1,371	units	181,692	249,100
Outpatient Medical	245	13,642,382	sf	381	5,197,950
Long-Term/Post-Acute Care	43	5,532	beds	154,404	854,162
Other property dispositions					15,400
Loan repayments					1,689,555
Total dispositions and loan repayments(5)	332				8,223,610	7.3%

Net investments (dispositions)					$11,515,994

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP, for all consolidated and unconsolidated property acquisitions. Pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of leaseholds and additional ownership interest in properties, which are both excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics. Other property dispositions include the sale of land parcels and nonoperational properties.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2026 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	42	4,083	10.4%	$370,374	$195,763	$566,137	$1,343,206

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q25 actual	$302,507	3.5%	6.7%	2025 actual	$1,207,115	1.3%	7.1%
2Q25 actual	459,917	1.2%	6.9%	2026 estimate	611,972	(0.8)%	9.6%
3Q25 actual	260,558	(0.2)%	7.6%	2027 estimate	486,984	(1.6)%	11.2%
4Q25 actual	184,133	(0.2)%	7.3%	Thereafter estimate	244,250	1.7%	10.9%
Total	$1,207,115	1.3%	7.1%	Total	$2,550,321	0.3%	8.8%

Unstabilized Properties
	9/30/2025 Properties	Stabilizations	Construction Conversions(1)	Acquisitions/ Dispositions	12/31/2025 Properties	Beds / Units
Seniors Housing Operating	64	(10)	5	9	68	9,928
Seniors Housing Triple-net	8	(1)	—	—	7	499
Total	72	(11)	5	9	75	10,427

Occupancy	9/30/2025 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	12/31/2025 Properties
0% - 50%	31	(1)	4	9	(11)	32
50% - 70%	11	(2)	1	—	10	20
70% +	30	(8)	—	—	1	23
Total	72	(11)	5	9	—	75

Occupancy	12/31/2025 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	32	8	$118,513	0.9%	$1,378,619	2.1%
50% - 70%	20	20	219,790	1.7%	917,406	1.4%
70% +	23	42	302,329	2.3%	1,165,876	1.8%
Total	75	22	$640,632	4.9%	$3,461,901	5.3%

(1) Includes development projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Actual conversions exclude $206,183,000 of in substance real estate investment projects placed in service. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 11.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$2,855,092	159,791	units
Seniors Housing Triple-net	612,740	28,895	units
Outpatient Medical	116,192	4,150,913	square feet
Long-Term/Post-Acute Care	576,064	41,339	beds
Total In-Place NOI(2)	4,160,088
Incremental stabilized NOI(3)	159,235
Total stabilized NOI	$4,319,323

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	16,451,346
Secured debt(4)	3,564,334
Financing lease liabilities	544,901
Total debt	20,560,581
Add (Subtract):
Other liabilities (assets), net(5)	729,212
Cash and cash equivalents and restricted cash	(5,243,581)
Net obligations	$16,046,212

Other Assets
Land parcels(6)	360,321	Effective Interest Rate(9)
Real estate loans receivable(7)	3,174,141	9.0%
Non-real estate loans receivable(8)	200,469	10.3%
Joint venture real estate loans receivables(10)	227,755	5.7%
Property dispositions(11)	2,734,954
Development properties:(12)
Current balance	781,364
Unfunded commitments	578,736
Committed balances	$1,360,100
Projected yield	10.4%
Projected NOI	$141,450

Common shares outstanding(13)	716,258
Notes:
(1) Includes $10,266,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 17 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and does not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $870,255,000 of foreign secured debt and $378,710,000 of foreign failed sale-leaseback financing obligations.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $3,192,028,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, net of $17,887,000 of credit allowances.
(8) Represents $207,202,000 of non-real estate loans, net of $6,733,000 of credit allowances.
(9) Average cash-pay interest rates are 7.8%, 2.2% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months.
(12) Includes expansion projects. Includes partial conversions to date.
(13) Includes December 31, 2025 common shares, OP Units and DownREIT Units outstanding and the dilutive impact of exchangeable senior unsecured notes.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	4Q24	1Q25	2Q25	3Q25	4Q25
Revenues:
Seniors Housing Operating
Resident fees and services	$1,805,306	$1,897,810	$2,003,039	$2,100,724	$2,588,078
Other income	2,719	3,417	4,528	8,966	19,481
Total revenues	1,808,025	1,901,227	2,007,567	2,109,690	2,607,559

Seniors Housing Triple-net
Rental income	58,918	103,399	104,360	99,423	167,485
Interest income	8,167	2,111	—	—	—
Other income	38	32	346	91	537
Total revenues	67,123	105,542	104,706	99,514	168,022

Outpatient Medical
Rental income	203,247	212,554	213,552	217,188	147,701
Other income	2,114	2,139	2,166	2,050	1,161
Total revenues	205,361	214,693	215,718	219,238	148,862

Long-Term/Post-Acute Care
Rental income	122,471	145,439	165,214	184,261	211,841
Other income	21	199	14	194	5
Total revenues	122,492	145,638	165,228	184,455	211,846

Corporate
Interest income	66,261	63,572	65,256	70,477	56,158
Other income	32,195	34,179	30,512	52,439	31,513
Total revenues	98,456	97,751	95,768	122,916	87,671

Total
Resident fees and services	1,805,306	1,897,810	2,003,039	2,100,724	2,588,078
Rental income	384,636	461,392	483,126	500,872	527,027
Interest income	74,428	65,683	65,256	70,477	56,158
Other income	37,087	39,966	37,566	63,740	52,697
Total revenues	2,301,457	2,464,851	2,588,987	2,735,813	3,223,960

Property operating expenses:
Seniors Housing Operating	1,366,423	1,410,579	1,464,457	1,530,131	1,902,889
Seniors Housing Triple-net	5,834	5,190	4,817	4,496	4,490
Outpatient Medical	61,392	66,804	65,197	65,851	45,000
Long-Term/Post-Acute Care	4,063	3,495	3,705	3,609	2,974
Corporate	6,385	4,054	4,740	6,025	6,261
Total property operating expenses	1,444,097	1,490,122	1,542,916	1,610,112	1,961,614

Net operating income:
Seniors Housing Operating	441,602	490,648	543,110	579,559	704,670
Seniors Housing Triple-net	61,289	100,352	99,889	95,018	163,532
Outpatient Medical	143,969	147,889	150,521	153,387	103,862
Long-Term/Post-Acute Care	118,429	142,143	161,523	180,846	208,872
Corporate	92,071	93,697	91,028	116,891	81,410
Net operating income	$857,360	$974,729	$1,046,071	$1,125,701	$1,262,346

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 16. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	December 31, 2025		December 31, 2025
Net income (loss)	$961,837		$117,767
Interest expense	651,955		203,784
Income tax expense (benefit)	(7,116)		(4,985)
Depreciation and amortization	2,084,868		594,151
EBITDA	3,691,544		910,717
Loss (income) from unconsolidated entities	14,297		(4,442)
Stock-based compensation	1,555,858		1,507,748
Loss (gain) on extinguishment of debt, net	9,245		3,089
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(1,449,043)		(1,378,391)
Impairment of assets	121,283		45,924
Provision for loan losses, net	(9,416)		(7,384)
Loss (gain) on derivatives and financial instruments, net	22,407		(5,656)
Other expenses	201,201		125,844
Casualty losses, net of recoveries	11,367		3,115
Other impairment(2)	604		—
Total adjustments	477,803		289,847
Adjusted EBITDA	$4,169,347		$1,200,564

Interest Coverage Ratios
Interest expense	$651,955		$203,784
Capitalized interest	33,799		7,476
Non-cash interest expense	(51,629)		(14,546)
Total interest	$634,125		$196,714
EBITDA	$3,691,544		$910,717
Interest coverage ratio	5.82	x	4.63	x
Adjusted EBITDA	$4,169,347		$1,200,564
Adjusted Interest coverage ratio	6.57	x	6.10	x

Fixed Charge Coverage Ratios
Total interest	$634,125		$196,714
Secured debt principal amortization	64,408		16,698
Total fixed charges	$698,533		$213,412
EBITDA	$3,691,544		$910,717
Fixed charge coverage ratio	5.28	x	4.27	x
Adjusted EBITDA	$4,169,347		$1,200,564
Adjusted Fixed charge coverage ratio	5.97	x	5.63	x

Net Debt to EBITDA Ratios
Total debt(3)			$19,737,446
Less: cash and cash equivalents and restricted cash			(5,209,539)
Net debt			$14,527,907
EBITDA Annualized			$3,642,868
Net debt to EBITDA ratio			3.99	x
Adjusted EBITDA Annualized			$4,802,256
Net debt to Adjusted EBITDA ratio			3.03	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances related to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments, financing lease liabilities of $540,144,000 and failed sale-leaseback financing obligations of $378,710,000. Excludes operating lease liabilities of $1,642,849,000 related to ASC 842.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	19,737,446	34.18%
Cash and cash equivalents and restricted cash	(5,209,539)	(9.02)%
Net debt to consolidated book capitalization	$14,527,907	25.16%
Total equity and noncontrolling interests(4)	43,202,939	74.84%
Consolidated book capitalization	$57,730,846	100.00%
Joint venture debt, net(5)	537,643
Total book capitalization	$58,268,489

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	19,737,446	28.99%
Cash and cash equivalents and restricted cash	(5,209,539)	(7.65)%
Net debt to consolidated undepreciated book capitalization	$14,527,907	21.34%
Accumulated depreciation and amortization	10,350,621	15.20%
Total equity and noncontrolling interests(4)	43,202,939	63.46%
Consolidated undepreciated book capitalization	$68,081,467	100.00%
Joint venture debt, net(5)	537,643
Total undepreciated book capitalization	$68,619,110

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	19,737,446	13.63%
Cash and cash equivalents and restricted cash	(5,209,539)	(3.60)%
Net debt to consolidated enterprise value	$14,527,907	10.03%
Common shares outstanding	696,507
Period end share price	185.61
Common equity market capitalization	$129,278,664	89.23%
Noncontrolling interests(4)	1,073,441	0.74%
Consolidated enterprise value	$144,880,012	100.00%
Joint venture debt, net(5)	537,643
Total enterprise value	$145,417,655

Secured debt as % of total assets
Secured debt(2)	$2,813,780	3.62%
Gross asset value(6)	$77,653,668

Total debt as % of gross asset value
Total debt(2)(3)	$19,737,446	25.42%
Gross asset value(6)	$77,653,668

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$16,383,522	23.05%
Unencumbered gross assets(7)	$71,085,327
Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 16.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $540,144,000 and failed sale-leaseback financing obligations of $378,710,000 and excludes operating lease liabilities of $1,642,849,000 related to ASC 842.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equal gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt	Share of Unconsolidated Secured Debt	Combined Debt(4)	% of Total	Wtd. Avg. Interest Rate (5)
2026	$—	$2,703,561	$246,296	$(2,479)	$30,570	$2,977,948	15.17%	4.22%
2027	—	1,901,060	355,635	(2,365)	133,514	2,387,844	12.16%	3.87%
2028	—	2,539,475	191,638	(334)	32,101	2,762,880	14.07%	3.84%
2029	—	2,159,899	420,896	(75,814)	22,628	2,527,609	12.87%	3.43%
2030	—	1,750,000	158,629	(332)	1,443	1,909,740	9.73%	3.86%
2031	—	1,350,000	59,561	(349)	371,780	1,780,992	9.07%	3.48%
2032	—	1,050,000	71,215	(360)	49,738	1,170,593	5.96%	3.49%
2033	—	—	419,640	(36,872)	658	383,426	1.95%	4.82%
2034	—	672,250	207,139	(8,193)	688	871,884	4.44%	4.41%
2035	—	1,250,000	42,724	(561)	22,325	1,314,488	6.69%	5.06%
Thereafter	—	1,150,000	399,707	(143)	—	1,549,564	7.89%	5.02%
Totals	$—	$16,526,245	$2,573,080	$(127,802)	$665,445	$19,636,968	100.00%

Weighted Avg. Interest Rate(5)	—%	3.95%	4.06%	4.48%	5.34%	4.01%

Weighted Avg. Maturity Years	—	4.8	6.8	5.0	4.5	5.0

% Floating Rate Debt(5)	—%	23.15%	9.26%	58.61%	0.05%	20.32%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3)	Consolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Debt		Share of Unconsolidated Secured Debt	Combined Debt(4)	Investment Hedges(6)
United States	$—	$12,709,899	$1,728,066	$(112,189)		$624,591	$14,950,367	$—
United Kingdom	—	1,411,725	—	—		—	1,411,725	11,872,886
Canada	—	2,404,621	845,014	(15,613)		40,854	3,274,876	6,220,269
Totals	$—	$16,526,245	$2,573,080	$(127,802)	$(127,802)	$665,445	$19,636,968	$18,093,155

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of December 31, 2025. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) Senior Unsecured Notes include the following:
•2026 includes CAD $2,747,615,000 of unsecured term loans (approximately $2,003,561,000 USD at December 31, 2025) that mature on October 9, 2026, and bear interest at adjusted CORRA + 0.30%.
•2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $182,300,000 USD at December 31, 2025). The loans mature on July 19, 2026 . The interest rates on the loans are adjusted SOFR + 0.78% for USD and adjusted CORRA + 0.78% for CAD. Both term loans may be extended for two successive terms of six months at our option.
•2027 also includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $218,760,000 USD at December 31, 2025) that matures on January 15, 2027.
•2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
•2028 also includes £550,000,000 of 4.80% senior unsecured notes (approximately $739,475,000 USD at December 31, 2025). The notes mature on November 20, 2028.
•2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
•2034 includes £500,000,000 of 4.50% senior unsecured notes (approximately $672,250,000 USD at December 31, 2025). The notes mature on December 1, 2034.
(4) Excludes operating lease liabilities of $1,642,849,000, finance lease liabilities of $540,144,000, and failed sale-leaseback financing obligations of $378,710,000 related to ASC 842.
(5) Based on variable interest rates and foreign currency exchange rates in effect as of December 31, 2025. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.705%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(6) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(415,895,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants. Excludes sustainability investments.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or 8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA: For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by healthcare professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents cash NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions and dispositions. Properties classified as held for sale and leased properties are excluded from IPNOI. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and leased properties, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our portfolio.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room per month at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement, divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population, which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and include any revenue and expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management performance. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	4Q24	1Q25		2Q25	3Q25	4Q25
Net income (loss)	$123,753	$257,266		$304,618	$282,186	$117,767
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(8,195)	(51,777)		(14,850)	(4,025)	(1,378,391)
Loss (income) from unconsolidated entities	(6,429)	(1,263)		7,392	12,610	(4,442)
Income tax expense (benefit)	114	(5,519)		1,053	2,335	(4,985)
Other expenses	34,405	14,060		16,598	44,699	125,844
Impairment of assets	23,647	52,402		19,876	3,081	45,924
Provision for loan losses, net	(245)	(2,007)		(1,113)	1,088	(7,384)
Loss (gain) on extinguishment of debt, net	—	6,156	w	—	—	3,089
Loss (gain) on derivatives and financial instruments, net	(9,102)	(3,210)		(409)	31,682	(5,656)
General and administrative expenses	48,707	63,758		64,175	63,124	1,557,378
Depreciation and amortization	480,406	485,869		495,036	509,812	594,151
Interest expense	154,469	144,962		141,157	162,052	203,784
Consolidated net operating income	841,530	960,697		1,033,533	1,108,644	1,247,079
NOI attributable to unconsolidated investments(1)	31,158	28,316		26,069	29,337	26,430
NOI attributable to noncontrolling interests(2)	(15,328)	(14,284)		(13,531)	(12,280)	(11,163)
Pro rata net operating income (NOI)(3)	$857,360	$974,729		$1,046,071	$1,125,701	$1,262,346

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$2,607,559	$168,022	$148,862	$211,846	$87,671	$3,223,960
Property operating expenses	(1,902,889)	(4,490)	(45,000)	(2,974)	(6,261)	(1,961,614)
NOI(3)	704,670	163,532	103,862	208,872	81,410	1,262,346
Adjust:
Interest income	—	—	—	—	(56,158)	(56,158)
Other income	(2,419)	(537)	(19)	(5)	(25,705)	(28,685)
Sold / held for sale	1,334	(1,000)	(71,124)	(25,877)	—	(96,667)
Nonoperational(4)	1,313	—	25	(323)	—	1,015
Non In-Place NOI(5)	(25,423)	(26,426)	(3,696)	(38,750)	453	(93,842)
Timing adjustments(6)	34,298	17,616	—	99	—	52,013
Total adjustments	9,103	(10,347)	(74,814)	(64,856)	(81,410)	(222,324)
In-Place NOI	713,773	153,185	29,048	144,016	—	1,040,022
Annualized In-Place NOI	$2,855,092	$612,740	$116,192	$576,064	$—	$4,160,088

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,887	430	202	381	2,900
Recent acquisitions and development conversions(7)	(586)	(173)	(8)	(139)	(906)
Under development	(43)	—	—	—	(43)
Under redevelopment(8)	(2)	—	—	(1)	(3)
Current held for sale	(13)	(2)	(82)	(1)	(98)
Land parcels, loans and leased properties	(174)	(4)	(8)	(30)	(216)
Transitions(9)	(185)	(4)	—	(24)	(213)
Other(10)	(9)	—	—	(2)	(11)
Same store properties	875	247	104	184	1,410
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 11 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI and NOI associated with leased properties.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(7) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	4Q24	1Q25	2Q25	3Q25	4Q25	Y/o/Y
Seniors Housing Operating
NOI	$441,602	$490,648	$543,110	$579,559	$704,670
Non-cash NOI on same store properties	(1,963)	(2,560)	(1,443)	(1,966)	(2,010)
NOI attributable to non-same store properties	(51,765)	(68,597)	(93,456)	(116,010)	(229,879)
Currency and ownership adjustments(1)	(594)	1,369	(4,342)	(5,627)	(4,939)
Other normalizing adjustments(2)	2,374	246	3,832	2,665	1,341
SSNOI	389,654	421,106	447,701	458,621	469,183	20.4%

Seniors Housing Triple-net
NOI	61,289	100,352	99,889	95,018	163,532
Non-cash NOI on same store properties	(10,123)	(9,328)	(9,070)	(7,881)	(7,042)
NOI attributable to non-same store properties	22,316	(17,100)	(15,499)	(10,825)	(79,462)
Currency and ownership adjustments(1)	1,119	1,546	278	(1,241)	(1,636)
Normalizing adjustments for joint venture recapitalization(3)	(1,349)	(1,400)	(1,400)	(467)	—
Other normalizing adjustments(2)	—	—	—	—	(222)
SSNOI	73,252	74,070	74,198	74,604	75,170	2.6%

Outpatient Medical
NOI	143,969	147,889	150,521	153,387	103,862
Non-cash NOI on same store properties	(2,706)	(2,594)	(2,521)	(2,326)	(2,239)
NOI attributable to non-same store properties	(118,040)	(122,027)	(124,265)	(127,459)	(77,845)
Other normalizing adjustments(2)	—	(11)	(107)	(20)	—
SSNOI	23,223	23,257	23,628	23,582	23,778	2.4%

Long-Term/Post-Acute Care
NOI	118,429	142,143	161,523	180,846	208,872
Non-cash NOI on same store properties	(10,670)	(12,007)	(12,451)	(12,181)	(11,680)
NOI attributable to non-same store properties	(35,971)	(56,886)	(75,831)	(94,572)	(122,038)
Currency and ownership adjustments(1)	552	150	91	83	56
Normalizing adjustments for service agreement termination(4)	970	970	970	647	—
SSNOI	73,310	74,370	74,302	74,823	75,210	2.6%

Corporate
NOI	92,071	93,697	91,028	116,891	81,410
NOI attributable to non-same store properties	(92,071)	(93,697)	(91,028)	(116,891)	(81,410)
SSNOI	—	—	—	—	—

Total
NOI	857,360	974,729	1,046,071	1,125,701	1,262,346
Non-cash NOI on same store properties	(25,462)	(26,489)	(25,485)	(24,354)	(22,971)
NOI attributable to non-same store properties	(275,531)	(358,307)	(400,079)	(465,757)	(590,634)
Currency and ownership adjustments(1)	1,077	3,065	(3,973)	(6,785)	(6,519)
Normalizing adjustments, net	1,995	(195)	3,295	2,825	1,119
SSNOI	$559,439	$592,803	$619,829	$631,630	$643,341	15.0%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(2) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(3) Represents normalizing adjustment related to a joint venture recapitalization associated with one Seniors Housing Triple-net lease.
(4) Represents normalizing adjustment related to the termination of a service agreement related to one Long-Term/Post-Acute Care lease.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,575,369	$821,109	$178,899	$2,575,377
Unconsolidated SHO revenues attributable to Welltower(1)	44,360	6,628	2,237	53,225
SHO revenues attributable to noncontrolling interests(2)	(18,436)	—	(2,607)	(21,043)
Pro rata SHO revenues(3)	1,601,293	827,737	178,529	2,607,559
Non-cash and non-RevPOR revenues	(4,134)	(945)	(177)	(5,256)
Revenues attributable to non in-place properties	(4,619)	(199,564)	—	(204,183)
SHO local revenues	1,592,540	627,228	178,352	2,398,120
Average occupied units/month	89,041	24,104	20,064	133,209
RevPOR/month in USD	$5,913	$8,603	$2,939	$5,952
RevPOR/month in local currency(4)		£6,994	$4,199

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	4Q24	4Q25	4Q24	4Q25	4Q24	4Q25	4Q24	4Q25
SHO SS RevPOR Growth
Consolidated SHO revenues	$1,308,177	$1,575,369	$324,638	$821,109	$131,514	$178,899	$1,764,329	$2,575,377
Unconsolidated SHO revenues attributable to WELL(1)	33,920	44,360	4,148	6,628	28,054	2,237	66,122	53,225
SHO revenues attributable to noncontrolling interests(2)	(20,079)	(18,436)	—	—	(2,347)	(2,607)	(22,426)	(21,043)
SHO pro rata revenues(3)	1,322,018	1,601,293	328,786	827,737	157,221	178,529	1,808,025	2,607,559
Non-cash and non-RevPOR revenues on same store properties	(2,292)	(2,769)	(14)	(6)	(208)	(222)	(2,514)	(2,997)
Revenues attributable to non-same store properties	(197,586)	(362,976)	(145,291)	(619,462)	(29,621)	(37,765)	(372,498)	(1,020,203)
Currency and ownership adjustments(4)	5,875	751	(7,333)	(15,706)	(2,495)	(3,403)	(3,953)	(18,358)
SHO SS RevPOR revenues(5)	$1,128,015	$1,236,299	$176,148	$192,563	$124,897	$137,139	$1,429,060	$1,566,001
Avg. occupied units/month(6)	63,608	66,733	6,332	6,577	14,680	15,223	84,620	88,533
SHO SS RevPOR(7)	$5,863	$6,125	$9,197	$9,680	$2,813	$2,978	$5,583	$5,848
SS RevPOR YOY growth		4.5%		5.3%		5.9%		4.7%

SHO SSNOI Growth
Consolidated SHO NOI	$319,413	$465,091	$65,879	$169,281	$45,397	$63,561	$430,689	$697,933
Unconsolidated SHO NOI attributable to WELL(1)	11,658	17,581	865	1,485	10,759	1,026	23,282	20,092
SHO NOI attributable to noncontrolling interests(2)	(11,308)	(12,138)	—	—	(1,061)	(1,215)	(12,369)	(13,353)
SHO pro rata NOI(3)	319,763	470,534	66,744	170,766	55,095	63,372	441,602	704,672
Non-cash NOI on same store properties	(1,839)	(1,998)	(124)	(12)	—	—	(1,963)	(2,010)
NOI attributable to non-same store properties	(20,453)	(101,029)	(20,575)	(115,534)	(10,737)	(13,316)	(51,765)	(229,879)
Currency and ownership adjustments(4)	2,113	387	(1,841)	(4,162)	(866)	(1,164)	(594)	(4,939)
Other normalizing adjustments(8)	3,197	1,183	—	—	(823)	158	2,374	1,341
SHO pro rata SSNOI(5)	$302,781	$369,077	$44,204	$51,058	$42,669	$49,050	$389,654	$469,185
SHO SSNOI growth		21.9%		15.5%		15.0%		20.4%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$1,404,675		$198,219		$193,717		$1,796,611
Average units in service(9)		74,987		7,516		16,442		98,945
SSNOI/unit in USD		$18,732		$26,373		$11,782		$18,158
SSNOI/unit in local currency(4)				£21,441		$16,831
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 11 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.43 and to translate UK properties at a GBP/USD rate of 1.23.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 18 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(9) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower's actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of macroeconomic and geopolitical developments, including economic downturns, elevated inflation and interest rates, political or social conflict, unrest or violence or similar events; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the healthcare industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements, public perception of the healthcare industry and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the healthcare and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, public health emergencies and extreme weather affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower's properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates and changes to U.S. and global monetary, fiscal or trade policies; Welltower's approach to artificial intelligence; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated February 10, 2026 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE: WELL), an S&P 500 company, is positioned at the center of the silver economy, focusing on rental housing for aging seniors across the United States, United Kingdom and Canada. Our portfolio of 2,500+ seniors and wellness housing communities are positioned at the intersection of housing and hospitality, creating vibrant communities for mature renters and older adults. We believe our real estate portfolio is unmatched, located in highly attractive micromarkets with stunning built environments. Yet, we are an unusual real estate organization as we view ourselves as an operating company in a real estate wrapper, driven by highly-aligned partnerships and an unconventional culture. Through our disciplined approach to capital allocation powered by our Data Science platform and superior operating results driven by the Welltower Business System - our end-to-end operating platform - we aspire to deliver long-term compounding of per share growth for our existing investors, our North Star. More information is available at www.welltower.com.

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Toledo, Ohio 43615-4040
877.670.0070
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